SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2006

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 16, 2006, Capitol Bancorp Ltd. (“Capitol”) appointed Cristin Reid English as Capitol’s President, Corporate Operations. Ms. English was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, and General Counsel and has served in other varying capacities at Capitol since 1997. She joined Capitol’s board of directors in 2001. She formerly served on the boards of Capitol’s affiliates Sun Community Bancorp Limited and Nevada Community Bancorp Limited, and currently is a member of the board of directors of Capitol’s affiliate Capitol National Bank. Ms. English is 38 years of age and is the daughter of Joseph D. Reid, Chief Executive Officer and President of Capitol. Information regarding certain relationships and related transactions was previously reported in the definitive proxy statement for the Company’s 2006 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission on March 30, 2006. The terms and conditions of Ms. English’s employment agreement (a copy which is attached as Exhibit 10(r) to Capitol’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006) and related compensation are unchanged by such appointment and remain the same as previously reported in the definitive proxy statement for the Company’s 2006 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission on March 30, 2006.

A copy of the press release announcing Ms. English’s appointment as President of Operations is included herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 16, 2006.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	CAPITOL BANCORP LTD. (Registrant) /s/ Joseph D. Reid Joseph D. Reid Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 16, 2006.

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